10320354v3 2/19/2019 12:15 PM 1075.162 AMENDMENT NO. 3 TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 3 TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of February 19, 2019, and is entered into by and among PARK-OHIO INDUSTRIES, INC. ("Company"), RB&W CORPORATION OF CANADA ("Canadian Borrower"), the EUROPEAN BORROWERS party to the Credit Agreement, the other Loan Parties party to the Credit Agreement, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Agent, and J.P. MORGAN EUROPE LIMITED, as European Agent. W I T N E S S E T H: WHEREAS, the Borrowers, the other Loan Parties, the lenders from time to time party thereto (the "Lenders") and the Agents are parties to that certain Seventh Amended and Restated Credit Agreement dated as of April 17, 2017 (as amended, modified and supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement); and WHEREAS, the Borrowers have requested, and the Agents and each Lender has agreed, to amend the Credit Agreement subject to the terms and conditions set forth herein; NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Amendment. In reliance upon the representations and warranties of the Loan Parties set forth in Section 3 below and subject to the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows: (a) The following new defined terms are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order: "Canadian Borrower Utilization" means, at any time, the Dollar Equivalent of the excess (if any) of (a) the aggregate Canadian Revolving Exposure, minus (b) the Canadian Borrowing Base. "European Borrower Utilization" means, at any time, the Dollar Equivalent of the excess (if any) of (a) the aggregate European Revolving Exposure, minus (b) the European Borrowing Base. (b) The definitions of "Canadian Availability", "Domestic Availability", "European Availability" and "Excluded Subsidiary" set forth in Section 1.01 of the Credit Agreement are each hereby amended and restated in its entirety as follows: "Canadian Availability" means, with respect to the Canadian Loan Parties, at any time, an amount equal to (a) the lesser of (i) the total Canadian Revolving Subcommitment of all Canadian Revolving Lenders and (ii) the sum of (x) the Canadian Borrowing Base plus (y) the amount by which the lesser of (A) the total Domestic Revolving Commitments and (B) the Domestic Borrowing Base exceeds the sum of (A) the total Domestic Revolving Exposure and (B) the total European Revolving Exposure, minus (b) the total Canadian Revolving Exposure of all Canadian Revolving Lenders.

-2- "Domestic Availability" means, with respect to the Domestic Loan Parties, at any time, an amount equal to the lesser of (a)(i) the total Domestic Revolving Commitment minus (ii) the sum of (A) the total Canadian Revolving Exposure plus (B) the total European Revolving Exposure, and (b)(i) the Domestic Borrowing Base minus (ii) the sum of (A) total Domestic Revolving Exposure of all Domestic Revolving Lenders, plus (B) Canadian Borrower Utilization, plus (C) European Borrower Utilization. "European Availability" means, with respect to the European Borrowers, at any time, an amount equal to (a) the lesser of (i) the total European Revolving Subcommitment of all European Revolving Lenders and (ii) the sum of (x) the European Borrowing Base plus (y) the amount by which the lesser of (A) the total Domestic Revolving Commitments and (B) the Domestic Borrowing Base exceeds the sum of (A) the total Domestic Revolving Exposure and (B) the total Canadian Revolving Exposure, minus (b) the total European Revolving Exposure of all European Revolving Lenders. "Excluded Subsidiary" means Park Avenue Travel Ltd., an Ohio corporation, Lallegro, Inc., a Delaware corporation, EP Cleveland, Inc., a Delaware corporation, Park-Ohio Industries Treasury Company, Inc., a New York corporation, and ParkOhio Worldwide LLC, an Ohio limited liablity company. (c) Section 2.01(a) of the Credit Agreement is hereby amended to amend and restate the first sentence thereof as follows: Each Domestic Revolving Lender agrees to make Domestic Revolving Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Domestic Revolving Lender's Domestic Revolving Exposure exceeding such Domestic Revolving Lender's Domestic Revolving Commitment minus such Domestic Revolving Lender's Canadian Revolving Exposure and such Domestic Revolving Lender's European Revolving Exposure or (ii) the total Domestic Revolving Exposure exceeding the lesser of (x) the sum of the total Domestic Revolving Commitments minus the total Canadian Revolving Exposure and the total European Revolving Exposure at such time; or (y) the Domestic Borrowing Base minus the sum of Canadian Borrower Utilization and European Borrower Utilization, in all cases subject to the Administrative Agent's authority to make Domestic Protective Advances and Domestic Overadvances pursuant to the terms of Section 2.04 and 2.05. (d) Section 2.01(b) of the Credit Agreement is hereby amended to amend and restate the first sentence thereof as follows: Each Canadian Revolving Lender agrees to make Canadian Revolving Loans to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Canadian Revolving Lender's Canadian Revolving Exposure exceeding such Canadian Revolving Lender's Canadian Revolving Subcommitment or (ii) the total Canadian Revolving Exposure exceeding the lesser of (x) the sum of the total Canadian Revolving Subcommitments, or (y) the sum of (A) the amount by which the lesser of (I) the total Domestic Revolving Commitments and (II) the Domestic Borrowing Base exceeds the sum of (I) the total Domestic Revolving Exposure and (II) the total European Revolving Exposure, plus (B) the Canadian Borrowing Base, in all cases subject to the Canadian Agent's authority, as directed by the Administrative Agent, to make Canadian Protective Advances and Canadian Overadvances pursuant to the terms and conditions of Section 2.04 and 2.05.

-3- (e) Section 2.01(c) of the Credit Agreement is hereby amended to amend and restate the first sentence thereof as follows: Each European Revolving Lender agrees to make European Revolving Loans to the European Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such European Revolving Lender's European Revolving Exposure exceeding such European Revolving Lender's European Revolving Subcommitment or (ii) the total European Revolving Exposure exceeding the lesser of (x) the sum of the total European Revolving Subcommitments, or (y) the sum of (A) the amount by which the lesser of (I) the total Domestic Revolving Commitments and (II) the Domestic Borrowing Base exceeds the sum of (I) the total Domestic Revolving Exposure and (II) the total Canadian Revolving Exposure, plus (B) the European Borrowing Base, in all cases subject to the European Agent's authority, as directed by the Administrative Agent, to make European Protective Advances and European Overadvances pursuant to the terms and conditions of Section 2.04 and 2.05. 2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent, each to be in form and substance satisfactory to Administrative Agent: (a) Administrative Agent shall have received a fully executed copy of this Amendment executed by the Loan Parties, each Agent and each Lender; and (b) no Default or Event of Default shall have occurred and be continuing. 3. Representations and Warranties. To induce Agents and Lenders to enter into this Amendment, each of the Loan Parties represent and warrant to Agents and Lenders that: (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or limited liability company action, respectively, on the part of such Loan Party and this Amendment has been duly executed and delivered by such Loan Party; (b) each of the representations and warranties set forth in Article III of the Credit Agreement, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); and (c) no Default or Event of Default has occurred and is continuing. 4. Acknowledgment of Loan Guarantor. Each Loan Guarantor hereby acknowledges that Borrowers, Agents and Lenders have modified the Credit Agreement by this Amendment, and such Loan Guarantor acknowledges that Agents and Lenders would not modify the Credit Agreement in the absence of the agreements of such Loan Guarantor contained herein. Each Loan Guarantor hereby approves of and consents to the Amendment, agrees that its obligations under the Loan Guaranty and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of the Amendment, and confirms that the Loan Guaranty and all other Loan Documents to which it is a party are in full force and effect. 5. Reaffirmation; Loan Document. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that each Collateral Document represents the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other

-4- Loan Document. Each Loan Party hereby acknowledges and agrees that, except as expressly set forth herein, (i) this Amendment in no way acts as a release, termination, discharge or relinquishment of any Lien or security interest of any Agent on any Collateral, and (ii) all Liens and other security interests securing payment of the Secured Obligations are hereby ratified, confirmed and continued by each Loan Party in all respects. This Amendment constitutes a Loan Document. 6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. 7. References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment. 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party. 9. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. 10. Governing Law. This Amendment shall be a contract made under and governed by the laws of the state of Ohio, without regard to conflict of laws principles that would require the application of laws other than those of the state of Ohio. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. [Signature Page Follows]